UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2007

GLOBAL AXCESS CORP
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-17874 (Commission File Number)	88-0199674 (IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida (Address of principal executive offices)	32256 (Zip Code)

Registrant’s telephone number, including area code: (904) 280-3950

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On August 22, 2007, the Board of Directors voted to approve extending an offer letter to Walter Howell to join the Company’s Board and fill a current vacancy on the Board and on August 30, 2007 Walter Howell accepted. Mr. Howell’s term as a director shall endure until the stockholders elect a new Board at the next annual shareholder meeting.

Mr. Howell is the Senior Vice-President of Global Outsourcing, Global Systems Integrators and Industries at CA Inc. (f/k/a Computer Associates). At CA he is responsible for building and overseeing relationships, partnerships and alliances with outsourcing and system integrators. Mr. Howell jointed CA in 2005.  He is 57 years old.  From 2002-2004, Mr. Howell was Executive Vice-President at American Management Systems where he managed a group of more than 2,000 professionals in the company’s commercial sector organization that included the financial services and telecommunications industries. Mr. Howell also previously served as a Managing Director of International Business Machines Corporation from 2001-2002.

On September 7, 2007, the Company issued a pres release announcing the appointment of Mr. Howell to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1

Exhibit No.	Exhibit Name

99.1	Press Release dated September 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

Dated: September 7, 2007	By:	/s/ George McQuain
Name: George McQuain
Title: Chief Executive Officer